UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 1, 2025 (the “Closing Date”), pursuant to the terms of a Contribution Agreement (the “Contribution Agreement”) among Matthews International Corporation, a Pennsylvania corporation (“Matthews”), Logo Holdings II Corporation, a Delaware corporation (“Logo”) and the indirect parent of Southern Graphics, Inc. (“SGS”), and Peninsula Parent LLC, a Delaware limited liability company and a wholly-owned subsidiary of Logo (the “Joint Venture”), among other things, Schawk Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Matthews, contributed to the Joint Venture all of the equity interests of the entities comprising Matthews’ SGK Brand Solutions division (collectively, the “SGK Entities”) in exchange for (i) common equity interests in the Joint Venture (“JV Common Units”) representing 40% of the outstanding JV Common Units as of the closing of the transactions completed under the Contribution Agreement (the “Transactions”) (the “Closing”), (ii) preferred equity interests of the Joint Venture (the “JV Preferred Units”, and together with the JV Common Units, the “JV Units”) in an amount as described below, and (iii) as a special distribution with respect to its membership interest in the Joint Venture, cash in an amount equal to $250.0 million (the “Matthews Cash Payment”). Immediately following the Closing, Logo owned (directly or indirectly) 60% of the JV Common Units and 60% of the JV Preferred Units (subject to the adjustment described below), and Matthews owned (directly or indirectly) 40% of the JV Common Units and 40% of the JV Preferred Units (subject to the adjustment described below). As of the Closing Date, the value of Matthews’ JV Preferred Units that were issued to Matthews at the Closing was $50.0 million and the value of Logo’s Preferred Units to be held by Logo at the Closing was $75.0 million, in each case subject to adjustment following the Closing Date pursuant to the Contribution Agreement.

Following the Closing, the Joint Venture will operate both the SGK Business and the business of SGS and its subsidiaries (the “SGS Entities” and such business, the “SGS Business”), each of which provides brand, packaging and related services (including brand management, pre-media services, manufacture of printing plates and cylinders, imaging services, digital asset management, creation of merchandising display systems, and marketing and design services), among others, to their respective customers.

In addition to forming the Joint Venture, Matthews and Logo concurrently entered into certain agreements ancillary to the Transactions, including, without limitation, an amended and restated limited liability company agreement of the Joint Venture (the “JV Agreement”). The JV Agreement includes terms and conditions related to the governance and operations of the Joint Venture from and after the Closing, including the following anticipated key terms (for purposes of the following summary of the JV Agreement, “Matthews” means Matthews and its affiliates who own equity interests in the Joint Venture and who have been admitted as members of the Joint Venture and “Logo” means Logo and its affiliates who own equity interests in the Joint Venture and who have been admitted as members of the Joint Venture):

•	JV Preferred Units:

•

The JV Preferred Units are non-voting and entitle the holder thereof to a preferred yield of 10% per annum, compounded on the last day of each calendar year, on the sum of such holder’s unreturned capital plus any unpaid preferred yield for all prior periods.

•

The JV Preferred Units are redeemable by the Joint Venture at any time on a pro rata basis; provided, that, subject to certain exceptions, any such redemption prior to the first anniversary of the Closing will require the consent of Matthews and Logo.

•

Distributions: Distributions (other than tax distributions, which will be made subject to available cash) of Joint Venture assets will be made as and when, and in such amounts, determined by the Joint Venture’s board of managers (the “Board”).

•	Governance and Voting Rights:

•	Each member has the right to vote in accordance with its pro rata ownership of the JV Common Units.

•

Logo has operational control of the Joint Venture through its right to appoint a majority of the managers on the Board. However, certain customary major decisions with respect to the Joint Venture requires joint approval of Matthews and Logo (or their respective appointees to the Board).

•

Transfer Restrictions, Tag Rights and Drag Rights: The members of the Joint Venture are subject to customary restrictions on the transfer of JV Units, subject to “tag along” rights to participate in a proposed sale by another member, “drag along” obligations in connection with certain proposed transactions by members holding at least a majority of the JV Common Units (subject to certain limitations), and rights of first offer in connection with a proposed sale by another member.

•

Equity Securities Issuance Participation Right: Each of Matthews and Logo have customary pre-emptive rights in connection with post-Closing issuances of equity securities of the Joint Venture (or debt securities convertible into such equity securities, or options or other rights to acquire such equity securities or convertible debt securities).

•	Additional Funding: No member of the Joint Venture will be obligated to make capital contributions to the Joint Venture after the Closing.

In addition, Matthews and the Joint Venture, for each of themselves and including their respective affiliates either receiving or providing transition services, respectively, entered into a transition services agreement and reverse transition services agreement, that, among other things, provide for customary transition services and data processing services. In connection with the Closing, Matthews and certain of its subsidiaries amended or will amend or supplement each of its Third Amended and Restated Loan Agreement, the indenture to its 8.625% senior secured second lien notes due October 1, 2025, and the security agreements related thereto, pursuant to which IDL Worldwide, LLC and Schawk USA LLC were removed or will be removed as loan parties and guarantors, and Matthews Automation Solutions, LLC and Matthews Marking Solutions, LLC were added or will be added as loan parties and guarantors.

A copy of the Contribution Agreement is attached as Exhibit 2.1 to Matthews’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2025 and is incorporated herein by reference in its entirety. The foregoing summary of the Contribution Agreement, the agreements ancillary to the Transactions (including the JV Agreement) and the Transactions in this Item 2.01 is incomplete and is qualified in its entirety by reference to the complete text of the Contribution Agreement. The Contribution Agreement and the foregoing descriptions of the Contribution Agreement, the agreements ancillary to the Transactions (including the JV Agreement) and the Transactions have been included to provide information regarding the terms of the Transactions. They are not intended to provide any other factual information about Matthews, Logo, the Joint Venture, the SGK Business or the SGS Business. The representations, warranties and covenants contained in the Contribution Agreement were made only as of specified dates and solely for the purposes of the Contribution Agreement, were solely for the benefit of the parties to the Contribution Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Contribution Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties, and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the Commission and are also qualified in important part by confidential disclosure and information schedules delivered by each party in connection with the Contribution Agreement. Matthews’ shareholders are not third-party beneficiaries under the Contribution Agreement. Accordingly, Matthews’ shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in Matthews’ public disclosures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, Gary R. Kohl, Group President, SGK Brand Solutions was appointed Chief Executive Officer of the Joint Venture and resigned as an executive officer of Matthews. Effective upon the Closing, Matthews and Mr. Kohl entered into an Amended Restricted Stock Unit Agreement for Certain Departing SGK Employees, a copy of which is filed herewith as Exhibit 10.1 (the “Amended RSU Agreement”). Pursuant to the Amended RSU Agreement, upon Mr. Kohl’s voluntary resignation as an employee of Matthews (i) all time-based restrictions in each of Mr. Kohl’s restricted share unit agreement were accelerated at the time of Mr. Kohl’s termination, (ii) any stock price restricted share award will vest at the applicable determination date and shall be determined in the same manner as outlined by Mr. Kohl’s original restricted share unit agreements; however, the stock price restrictive shares will be guaranteed to vest at a minimum at the 100 percent stock price target, (iii) the return on invested capital restricted share award will vest at the applicable determination date and shall be determined in the same manner as outlined by Mr. Kohl’s original restricted share unit agreements; however, the return on invested capital restrictive shares will be guaranteed to vest at a minimum at the 100 percent return on invested capital target and (iv) the earnings per share restrictive share award shall vest as outlined by Mr. Kohl’s original restricted share unit agreements; however, the earnings per share award will be guaranteed to vest at a minimum at the 100 percent target. Mr. Kohl will receive the shares he is eligible to receive regardless of his employment status with the Joint Venture as of the applicable determination date or settlement date.

A copy of the Amended RSU Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety. The foregoing summary of the Amended RSU Agreement is incomplete and is qualified in its entirety by reference to the complete text of the Amended RSU Agreement.

Item 7.01. Regulation FD Disclosure.

On May 1, 2025, Matthews issued a press release announcing the completion of the transaction. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of Matthews under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1a	Amended Restricted Stock Unit Agreement For Certain Departing SGK Employees, dated May 1, 2025, by and between Matthews International Corporation and Gary R. Kohl

99.1	Press Release dated May 1, 2025 issued by Matthews International Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibits marked with an “a” represent a management contract or compensatory plan, contract or arrangement required to be filed by Item 601(b)(10)(iii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer

Date: May 1, 2025